EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements No. 333-102084 and No. 333-130031 on Form S-8 pertaining to the Community First, Inc. Stock Option Plan and the Community First, Inc. 2005 Stock Incentive Plan of our report dated March 22, 2007, on the consolidated financial statements of Community First, Inc., which report is included in Form 10-Kof Community First, Inc. for the year ended December 31, 2006.

Brentwood, Tennessee	/s/ Crowe Chizek and Company LLC
March 29, 2007